Table
of
Contents
Coronado Global Resources
Inc.
Form
10-Q June
30, 2026
1
EXHIBIT 15.1
ACKNOWLEDGMENT
OF ERNST
& YOUNG,
INDEPENDENT
REGISTERED
PUBLIC ACCOUNTING
FIRM
To
the Stockholders
and Board
of
Directors
of
Coronado
Global
Resources Inc.
We
are
aware
of
the
incorporation
by
reference
in
the
following
Registration
Statements
(including
all
amendments
thereto):
1.
Registration
Statement (Form
S-3 No.
333-239730)
of
Coronado
Global
Resources Inc.;
2.
Registration
Statement
(Form
S-8
No.
333-236597)
pertaining
to
the Coronado
Global
Resources
Inc.
2018 Equity
Incentive
Plan and the
Coronado Global
Resources
Inc. 2018 Non-Executive
Director Plan;
3.
Registration
Statement
(Form
S-8
No.
333-249566)
pertaining
to
the Coronado
Global
Resources
Inc.
2018 Equity
Incentive Plan;
4.
Registration
Statement
(Form
S-8
No.
333-275748)
pertaining
to
the Coronado
Global
Resources
Inc.
Employee
Stock
Purchase Plan;
5.
Registration
Statement
(Form
S-8
No.
333-281775)
pertaining
to
the Coronado
Global
Resources
Inc.
2018 Equity
Incentive Plan; and
6.
Registration
Statement
(Form
S-8
No.
333-294743)
pertaining
to
the Coronado
Global
Resources
Inc.
2018 Equity
Incentive Plan.
of
our review
report
dated August
10, 2026,
relating
to the
unaudited
condensed
consolidated
interim
financial
statements
of
Coronado Global
Resources Inc. that are
included in its
Form 10-Q
for the
quarter ended
June 30,
2026.
/s/
Ernst &
Young
Brisbane,
Australia
August
10, 2026